                                                                    EXHIBIT 10.2


                              CONSULTING AGREEMENT



         This Consulting Agreement ("Agreement") is made August 4, 2000 between Craig Aberele ("Consultant"), MicroBiz, Inc., a New York corporation ("Employer ") and CAM Commerce Solutions, Inc., a Delaware corporation ("Buyer").


                                    RECITALS

         A. Consultant has acted as the president of and is familiar with its business and operations of Employer.

         B. Concurrently with the execution hereof, Buyer is acquiring all of Consultant's shares of capital stock in Employer pursuant to a Stock Purchase Agreement between Consultant and Employer, dated August __, 2000 (the "Stock Purchase Transaction").

         C. Following the closing of the Stock Purchase Transaction, Consultant will continue as a full-time, at-will employee of Employer ("At-Will Employment").

         D. Employer, Consultant, and Buyer mutually desire to enter into this Agreement whereby Consultant will render services to Employer following expiration of the At-Will Employment as hereinafter provided.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. CONSULTATION

                  1.1. Employer hereby hires Consultant, and Consultant hereby accepts such consulting assignment upon the terms and conditions set forth herein.

                  1.2 Consultant hereby represents and warrants to Employer that he is free to enter into this Agreement and has no prior or other obligations or commitments of any kind whatsoever to any third party which would or might in any way hinder of interfere with the performance of its duties hereunder.

                  1.3 Commencing upon the termination of the At-Will Employment, Consultant shall assist Employer in a consulting capacity for a period of 12 months with respect to the business of MicroBiz acquired by Employer. Consultant shall provide his services during such period and each renewal thereof (the "Consulting Period(s)") at such times and for such periods as Employer may reasonably request in order to give Employer the benefit of

Consultant's knowledge and advice with respect to the business of MicroBiz, and shall use Consultant's best efforts to further the interests of Employer in connection with such business; provided, however, that Consultant shall not be required to provide more than 12 hours of consulting service per month during any Consulting Period. Consulting will be performed in Mahwah, N.J., at Consultant's home, personal office, or at Employer's current place of business during the hours 8:00 a.m. - 6:00 p.m., Monday through Friday. No traveling will be required unless mutually agreed upon. Consultant must be given two weeks notice for any mandatory on site meetings at Employer's offices. Any consulting hours performed beyond 12 hours per month will be compensated at the rate of $150 per hour, payable 15 days from receipt of the invoice.

         2. TERM

                  The term of this Agreement shall commence on the date hereof and terminate at the expiration of the first Consulting Period. Thereafter, upon agreement of the parties, the term of this Agreement may be extended at the end of each Consulting Period for a period of one additional year from the date of the expiration of the then current Consulting Period. After the first six-months of the initial Consulting Period, this Agreement can be cancelled by either party with 30 days written notice.

         3. COMPENSATION

                  3.1. As full and complete compensation to Consultant for the performance of his duties and agreements hereunder, Employer shall pay to Consultant (a) the sum of $1,500 per month for each month in which consulting services are provided, payable at the beginning of each month, and (b) Buyer shall issue to Consultant at the commencement of the Consulting Period and at each renewal, if any, stock options to purchase 5,000 shares of Buyer's common stock at an exercise price equal to the fair market value of Buyers' common stock on the date the options are to be granted. The fair market value of Buyer's stock shall be determined in accordance with the following provisions:

                           (a) If the shares are traded on the Nasdaq National
Market or the Nasdaq Small Cap Market, then the fair market value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the applicable market. If there is no closing selling price for the shares on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (b) If the shares are listed on any stock exchange,
then the fair market value shall be the closing selling price per share on the date in question on the stock exchange determined by the Buyer's Chief Financial Officer to be the primary market for the shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the shares on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (c) If the shares are traded over-the-counter on the
NASDAQ System, then the fair market value shall be the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

                           (d) If neither (a), (b) nor (c) applies, the fair
market value shall be determined by the Buyer's Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

         The options shall be become fully exercisable on the date of grant.

                  3.2 Employer will pay for Consultant's medical insurance coverage under COBRA for the first six months of the initial Consulting Period. Thereafter, Consultant may continue medical insurance coverage under COBRA at his cost.

         4. TERMINATION.

                  4.1 For Cause. Employer shall have the right to terminate this Agreement for cause, immediately upon written notice to Consultant, at any time on or after the occurrence of any of the following events:

                           (a) Consultant's death, adjudication as mentally
incompetent, or mental or physical disability preventing Consultant from performing his duties under this Agreement for a period of 60 consecutive days;

                           (b) Disclosure by Consultant of material confidential
information of Employer in an unauthorized manner;

                           (c) Consultant's willful and unreasonable failure or
refusal to perform specific directives of Employer.

                           (d) Dishonesty of Consultant affecting Employer;

                           (e) Drunkenness or use of drugs which interferes with
the performance of Consultant's duties and responsibilities under this Agreement;

                           (f) Consultant's conviction of a felony or of any
crime involving moral turpitude, fraud or misrepresentation;

                           (g) Any gross or willful conduct of Consultant
resulting in substantial loss to Employer, or substantial damage to Employer's reputation;

                           (h) Incompetence on the part of Consultant in the
performance of the duties and responsibilities under this Agreement; or

                           (i) Any material breach of any of the provisions of
this Agreement by Consultant.

In the event of termination for cause, Employer and Buyer shall pay Consultant the compensation and benefits otherwise payable to Consultant hereunder through the date of termination.

                  4.2 Consultant's Duties on Termination. Upon termination of his employment with Employer for any reason, Consultant agrees to deliver promptly to Employer all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, computer disks, or other written or graphic records, and the like, relating to Employer's business, which are or have been in his possession or under his control.

         5. CONFIDENTIALITY.

                  Consultant agrees that he will not at any time, whether during or subsequent to the term of Consultant's employment by Employer, unless specifically consented to in writing by Employer, either directly or indirectly divulge, disclose or communicate to any person, firm, or corporation, any confidential, trade secret or proprietary information of Employer or Buyer. Confidential, trade secret, or proprietary information of Employer or Buyer means any information not generally known in Employer's or Buyer's industry which is of a sensitive nature or commercial value to Employer or Buyer (collectively "'Confidential Information") including, without limitation, the names, buying habits, or practices of any of Employer's or Buyer's clients or customers, Buyer or Employer's marketing methods and related data, the names of any of the vendors or suppliers of either entity, the costs of materials or services for either entity, the prices either entity obtains or has obtained or at which it sells or has sold its services, any lists or other written records used in the business of either entity, compensation paid to employees and other terms of employment for either entity, or any other information of, about, or concerning the business of Employer or Buyer, their respective manner of operation, or other confidential data of any kind, nature, or description. Consultant agrees that as between him and Employer and Buyer, all of the Confidential Information constitutes important and material, trade secrets of Employer or Buyer and affect the successful conduct of the their respective businesses, and goodwill, and that any breach of any term of this section is a material breach of this Agreement. All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, other written and graphic records, and the like, affecting or relating to the business of Employer or Buyer, which Consultant shall prepare, use, construct, observe, possess, or control in connection with his employment shall be and remain the sole property of such entity.

         6. CONSULTANT NOT AN EMPLOYEE.

                  This Agreement does not constitute a hiring by any party. It is the parties' intention for Consultant to be an independent contractor and not Employer's employee. Consultant shall retain sole and absolute discretion and judgment in the manner and means of performing his activities, responsibilities, or services under this Agreement. Consultant is under the control of Employer as to the result of Consultant's work only and not as to the means by which such result is accomplished. This Agreement shall not be construed as a partnership, and Employer shall not be liable for any obligation incurred by Consultant.

         7. PRIOR EMPLOYMENT.

         Consultant hereby represents and warrants that he is not subject to any confidentiality, secrecy or similar agreement with any prior employer which would interfere with his ability to perform his obligations under this Agreement. Consultant further covenants that, in the course of his employment with Employer, he will not use or disclose any trade secrets or proprietary information acquired from or learned from any prior employer. Consultant hereby agrees to indemnify and hold harmless Employer from any claims by prior employers of Consultant.

         8. MISCELLANEOUS.

                  8.1 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

                  8.2 Remedies. Consultant acknowledges that the service to be provided by him is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Consultant hereby consents and agrees that for any breach or violation by Consultant of any of the provisions of this Agreement including, without limitation, Section 5, a restraining order and/or injunction may be issued against Consultant, in addition to any other rights and remedies Employer or Buyer may have.

                  8.3 No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

                  8.4 Assignment. This Agreement and all rights hereunder are personal to Consultant and may not be transferred or assigned by Consultant at any time. Employer may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; provided, however, that any such assignee assumes Employer's obligations hereunder. Consultant has the right to cease providing consulting services upon 30 days written notice if this Agreement is assigned.

                  8.5 Withholding. All sums payable to Consultant hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

                  8.6 Entire Agreement. This Agreement, and the other agreements referred to herein, constitute the entire and only agreement between the parties relating to employment of Consultant with Employer, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

                  8.7 Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by both parties hereto.

                  8.8 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by facsimile, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to Employer at its principal place of business and to Consultant at his home address last shown on the records of Employer, or at such other addresses as either party may hereafter designate in writing to the other.

                  8.9 Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

                  8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "for" is used in the inclusive sense.

                  8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

                  8.12 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws.

                  8.13 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy. The election of any one or more remedies by Employer shall not constitute a waiver of the right to pursue other available remedies.

                  8.14 Jurisdiction. Any action to enforce the provisions of this Agreement shall be brought and maintained in any state or federal court of competent jurisdiction in Orange County, California, and the parties hereby irrevocably consent to the jurisdiction of such courts.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          --------------------------------------
                                                      Craig Aberle


                                          MICROBIZ, INC.


                                          By
                                             -----------------------------------


                                          CAM Commerce Solutions, Inc.


                                          By
                                             -----------------------------------